EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is entered into this 20th day of June, 2002, by and between HCB Bancshares, Inc. (the "Company") and Charles T. Black (the "Employee"), effective on the date (the "Effective Date") this agreement is executed.

     WHEREAS, the Employee has heretofore been employed by HEARTLAND Community Bank (the "Bank") as its Senior Vice President Chief Lending Officer, is experienced in all phases of the business of the Bank, and has become the Senior Vice President Chief Lending Officer of the Company; and

     WHEREAS, the Board of Directors (the "Board") of the Company believes it is in the best interests of the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and the Company, and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship between the Company and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

1.   Defined Terms.
     -------------

     When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

     (a)  "Affiliate"  shall  mean  any  "parent   corporation"  or  "subsidiary
corporation" of the Bank, as the terms are defined in Section 424(e) and (f), respectively, of the Code.

     (b) A "Change in Control" shall be deemed to have occurred if:

           (i) as a result of, or in connection with, any initial public offering, tender offer or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were non-employee directors of the Company or the Bank before such transaction cease to constitute a majority of the Board of Directors of the Company or the Bank or any successor to the Company or the Bank;

           (ii) the Company or the Bank transfers substantially all of its assets to another corporation which is not an Affiliate of the Company;

           (iii) the Company sells  substantially all of the assets an Affiliate
     which  accounted  for  50%  or  more  of  the  controlled   group's  assets
     immediately prior to such sale;

            (iv) any "person" including a "group" is or becomes the "beneficial owner", directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the combined voting power of the Company or the Bank's outstanding securities (with the terms in quotation marks having the meaning set forth under the federal securities laws); or

           (v) the Company or the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the former stockholders of the Company or the Bank.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur solely by reason of a transaction in which the Bank converts to the stock form of organization, or creates an independent holding company in connection therewith.

     (c) "Code " shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

     (d) "Code Sec. 280G Maximum" shall mean product of 2.99 and the Employee's "base amount" as defined in Code ss.280G(b)(3).

     (e) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Employee;
(ii) a material reduction in the Employee's base compensation under this Agreement as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided under this Agreement as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him under this Agreement;
(iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee has served on such Board at any time during the term of the Agreement; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank or the Company; or (vii) a material reduction in the secretarial or other administrative support of the Employee. In addition, "Good Reason" shall mean an impairment of the Employee's health to the extent that it makes continued performance of his duties hereunder hazardous to his physical or mental health.

     (f) "Just Cause " shall mean, in the good faith determination of the Company's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

     (g) "Protected Period " shall mean the period that begins on the date one year before the Change in Control and ends on the closing date of the Change in Control.

     (h) "Trust" shall mean a grantor trust that is designed in accordance with Revenue Procedure 92-64 and has a trustee independent of the Bank and the Company.

     2. Employment.  The Employee is employed as the Senior Vice President Chief
        ----------
Lending Officer of the Company. The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Company.

     3.  Consideration  from Company:  Joint and Several  Liability.  In lieu of
         ----------------------------------------------------------
paying the Employee a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due under the employment agreement between the Bank and the Employee. Nevertheless, the Board may in its discretion at any time during the term of this Agreement agree to pay the Employee a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     4.  Discretionary  Bonuses.  The Employee shall participate in an equitable
         ----------------------
manner with all other senior management employees of the Company in discretionary bonuses that the Board may award from time to time to the Company's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses. Notwithstanding the foregoing, following a Change in Control, the Employee shall receive discretionary bonuses that are made no less frequently than, and in amounts not less than, the average annual discretionary bonuses paid to the Employee during each of the three calendar years immediately preceding the year in which such Change in Control occurs.

     5.   Participation in Retirement, Medical and Other Plans.
          ----------------------------------------------------

     (a) During the term of this Agreement, the Employee shall be eligible to participate in the following benefit plans: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified plans provided by the Company, generally which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date.

     (b) The Employee shall be eligible to participate in any fringe benefits which are or may become available to the Company's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

     6. Term. The Company hereby employs the Employee,  and the Employee  hereby
        ----
accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

     7.   Loyalty; Noncompetition.
          -----------------------

     (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, the Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of the Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company, or be gainfully employed in any other position or job other than as provided above.

     (b) Nothing contained in this Paragraph 7 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

     8. Standards. The Employee shall perform his duties under this Agreement in
        ---------
accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     9. Vacation and Sick Leave. At such reasonable  times as the Board shall in
        -----------------------
its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

     (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

     (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

     (c) In addition to the aforesaid paid vacations, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

     (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     10.  Termination and  Termination  Pay.  Subject to Section 12 hereof,  the
          ---------------------------------
Employee's   employment   hereunder  may  be  terminated   under  the  following
circumstances:

     (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

     (b) Disability. (1) The Company may terminate the Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 10(b); provided that any benefits paid pursuant to the Company's long- term disability plan will continue as provided in such plan.

          (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Company and, if able, shall make himself available to the Company to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Company shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

     (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

     (d) Without Just Cause; Constructive Discharge. The Board may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply):

          (i)  the  salary  provided  pursuant  to  Section 3 hereof,  up to the
     expiration  date  of  this  Agreement   including  any  renewal  term  (the
     "Expiration Date"), plus said salary for an additional 12-month period,

           (ii) a put option  meeting the  requirements  set forth in subsection
     (f) hereof, provided that the Employee shall not be entitled to such put option if, on the date the Employee terminates employment, either the Employee does not own any common stock of the Bank or an affiliated company, or such common stock is "readily tradeable" within the meaning of Code Sec. 401(a)(28)(C); and

          (iii) at the Employee's election either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date, based upon the benefit levels substantially equal to those that the Company provided for the Employee at the date of termination of employment or (B) continued participation under such Company benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or
     (II) in one lump sum within ten days of such termination.

     (e) Good Reason. The Employee shall be entitled to receive the compensation and benefits payable under subsection 10(d) hereof in the event that the Employee voluntarily terminates employment within 90 days of an event that constitutes Good Reason, (unless such voluntary termination occurs during the Protected Period, in which event the benefits and compensation provided for in
Section 12 shall apply).

     (f) A put option deliverable to the Employee pursuant to this Section 10(d) shall, at a minimum, obligate the Company and any successor to purchase any shares of its common stock and the common stock of any affiliated company that the Employee owns on the date of terminating employment. The terms of such purchase shall be set forth in a written instrument prepared and executed by the Company, and shall require that (i) the purchase price be no less than the appraised value of such stock, determined in accordance with Code Sec. 401(a)(28)(C) by an appraiser mutually agreed upon by the Employee and the Company, as of the last day of the fiscal year in which the Employee's employment terminates, and (ii) the Company make such payment as soon as practicable after the Company receives said appraisal.

     (g) Termination or Suspension Under Federal Law. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

     (h) Voluntary Termination by Employee. Subject to Section 12 hereof, the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 90 days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 10(d) hereof or within the Protected Period, in Section 12(a) hereof, in which event the benefits and compensation provided for in Sections 10(d) or 12, as applicable, shall apply).

     11. No  Mitigation.  The  Employee  shall not be required  to mitigate  the
         --------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.


     12. Change in Control.
         -----------------

     (a) Trigger Events. The Employee shall be entitled to collect the severance benefits set forth in Subsection (b) hereof in lieu of any benefits under
Section 10 hereof in the event that (i) a Change in Control occurs, or (ii) the Company or its successor(s) in interest terminate the

Employee's employment without his written consent and for any reason other than Just Cause during the Protected Period.

     (b) Amount of Severance Benefit. If the Employee becomes entitled to collect severance benefits pursuant to Section 12(a) hereof, the Company shall (if not paid by the Bank pursuant to the employment agreement between the Employee and the Bank):

             (i) pay the Employee a severance benefit equal to the difference between the Code Sec. 280G Maximum and the sum of any other "parachute payments" as defined under Code Sec. 280G(b)(2) that the Employee receives on account of the Change in Control.

             (ii)  provide  such  long-term  disability  insurance  and  medical insurance benefits as are available to the Employee under the provisions of COBRA, for 18 months (or such longer period, as may be required thereunder).

     Said sum shall be paid in one lump sum within ten days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company, provided that the Employee may elect at any time on or before becoming entitled to collect benefits hereunder, to have such benefits paid in substantially equal installments over a period of up to 10 years. In the event that the Employee, the Bank, and the Company jointly agree that the Employee has collected an amount exceeding the Code Sec. 280G Maximum, the parties may agree in writing that such excess shall be treated as a loan ab initio which the Employee shall repay to the Company, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

     13.  Indemnification.  The Company agrees that its Bylaws shall continue to
          ---------------
provide for indemnification of directors, officers, employees and agents of the Company, including the Employee, during the full term of this Agreement, and to at all times provide adequate insurance for such purposes.

     14.  Reimbursement  of Employee for Enforcement  Proceedings.  In the event
          -------------------------------------------------------
that any dispute arises between the Employee and the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to defend against any action taken by the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee obtains either a written settlement or a final judgment by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten days of Employee's furnishing to the Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

     15.  Federal Income Tax  Withholding.  The Company may withhold all federal
          -------------------------------
and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     16.  Successors and Assigns.
          ----------------------

     (a) Company. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

     (b) Employee. Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

     (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     17.  Amendments.  No  amendments  or additions to this  Agreement  shall be
          ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     18. Applicable Law. Except to the extent preempted by Federal law, the laws
         --------------
of the State of Arkansas shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     19.  Severability.  The  provisions  of  this  Agreement  shall  be  deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     20. Entire  Agreement.  This Agreement,  together with any understanding or
         -----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                               HCB BANCSHARES, INC.


/s/ Paula J. Bergsgtrom               By:/s/ Vida H. Lampkin
------------------------------           --------------------------------------
Paula J. Bergstrom, Secretary            Vida H. Lampkin, Chairman of the Board


WITNESS:


/s/ Lisa B. Weaver                       /s/ Charles T. Black
--------------------------------         --------------------------------------
Lisa B. Weaver                           Charles T. Black